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                                                                    EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We have issued our report dated March 24, 2000, accompanying the consolidated financial statements included in the Annual Report of PopMail.com, inc. (formerly Cafe Odyssey, Inc.) on Form 10-KSB for the year ended January 2, 2000. We hereby consent to the incorporation by reference of said report in the Registration Statements of PopMail.com, inc. on Forms S-3 (File No. 333-80241, File No. 333-85243, File No. 333-88199, File No. 333-93317, File No. 333-96109,
and File No. 333-32232) and on Forms S-8 (File No. 333-62729 and File No. 333-62747).


                                                          /s/ GRANT THORNTON LLP



Minneapolis, Minnesota
April 3, 2000